Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Tax-Free Income Portfolio 3
811-06693


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           5,596,671
   Against
              200,085
   Abstain
              325,406
   Broker Non-Votes
           2,105,505
      Total
           8,227,667


To approve a new sub-advisory agreement.


   For
           5,566,020
   Against
              224,642
   Abstain
              331,500
   Broker Non-Votes
           2,105,505
      Total
           8,227,667



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236561.